Exhibit (a)(3)

Amended and Restated Schedule A

MORGAN STANLEY ETF TRUST

June 15, 2023

Series of Shares

Calvert International Responsible Index ETF

Calvert US Large-Cap Core Responsible Index ETF

Calvert US Large-Cap Diversity, Equity and Inclusion Index ETF

Calvert US Mid-Cap Core Responsible Index ETF

Calvert US Select Equity ETF

Calvert Ultra-Short Investment Grade ETF

Eaton Vance Ultra-Short Income ETF

Eaton Vance High Yield ETF

Eaton Vance Intermediate Municipal Income ETF

Parametric Hedged Equity ETF

Parametric Dividend Premium Income ETF